Exhibit 10.3

AMENDMENT TO THE
FIRST MIDWEST BANCORP, INC.
OMNIBUS STOCK AND INCENTIVE PLAN
(As Amended and Restated May 14, 2013)

The First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan (As Amended and Restated May 14, 2013) (the “Plan”) is hereby amended as follows:
1.    Section 5.2 of the Plan is hereby amended and restated to read as follows:
“5.2    Reuse. If, and to the extent, Awards outstanding after March 31, 2014: terminate by expiration, forfeiture, cancellation, or otherwise without the issuance and delivery of any shares of Stock thereunder, are settled in cash in lieu of shares or are exchanged with the Committee’s permission, prior to the issuance and delivery of shares, for Awards not involving shares, the shares of Stock subject to such Awards shall be available again for issuance under the Plan. In no event shall the following shares of Stock become available for issuance under this Section 5.2:
(a)    Shares tendered or attested to in payment of the Option price of an Option;
(b)    Shares withheld by the Company to satisfy tax withholding obligations;
(c)    Shares acquired by the Company with the amount received upon the exercise of an Option; and
(d)    The number of shares of Stock subject to an SAR that are not issued in connection with the stock settlement of the SAR upon exercise thereof.”
2.    Section 5.3 of the Plan is hereby amended by changing the title of such Section to read “Limitations on Awards to a Single Participant; Minimum Vesting Period” and by adding the following two new subsections:
“(c)    Effective for Options and SARs granted after March 31, 2014, such Options and SARs shall provide for a period of not less than three (3) years for full vesting, subject to acceleration as set forth in the Plan; provided, that such period may be less than three (3) years (i) if vesting is also dependent on the achievement of one or more performance goals, or (ii) so long as the aggregate number of all Awards then outstanding and subject to a full vesting period or a full Period of Restriction of less than three (3) years does not exceed 5% of the total number of shares of Stock authorized for issuance pursuant to the Plan as of March 31, 2014 (excluding shares issued prior to such date), plus any increase in the total number of shares of Stock authorized for issuance pursuant to the Plan approved by stockholders after such date; and”
“(d)    Effective for Restricted Stock and Restricted Stock Units granted after March 31, 2014, such Restricted Stock and Restricted Stock Units shall provide for a Period of Restriction of not less than three (3) years for full vesting, subject to acceleration as set forth in the Plan; provided, that such Period of Restriction may be less than three (3) years (i) if vesting is also dependent on the achievement of one or more performance goals, or (ii) so long as the aggregate number of all Awards then outstanding and subject to a full vesting period or a full Period of Restriction of less than three (3) years does not exceed 5% of the total number of shares of Stock authorized for issuance pursuant to the Plan as of March 31, 2014 (excluding shares issued prior to such date), plus any increase in the total number of shares of Stock authorized for issuance pursuant to the Plan approved by stockholders after such date.”
3.    Section 5.5 of the Plan is hereby amended and restated to read as follows:
“5.5    No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs granted under the Plan, nor may any Option or SAR under the Plan be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price or exchanged for cash or another Award, nor may the Board amend the Plan to permit such repricing or exchange of Options or SARs granted under the Plan, unless the stockholders of the Company provide prior approval for such repricing, surrender, exchange or amendment. Adjustments pursuant to Section 5.4 shall not be considered a repricing.”
4.    All capitalized terms used but not defined herein shall have the same meanings ascribed thereto in the Plan.
5.    The Plan is amended only as set forth herein and, except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with the provisions thereof.
This amendment to the Plan was duly adopted and approved on March 28, 2014 and shall become effective as of such date.

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